Exhibit 10.10

CBAK ENERGY TECHNOLOGY, INC.

2023 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED SHARE AWARD

Unless otherwise defined in this Notice of Restricted Share Award or the attached Restricted Share Award Agreement, capitalized terms shall have the meanings ascribed to them in the CBAK Energy Technology, Inc. 2023 Equity Incentive Plan (the “Plan”).

Grantee Name:________________________________	Address:_________________________________

You have been granted Restricted Shares subject to the terms and conditions of the Plan and the attached Restricted Share Award Agreement, each of which is incorporated herein by reference, as follows:

Grant Date:
Vesting Commencement Date (if different from Grant Date):
Purchase Price per Share:
Total Number of Shares Granted:
Agreement Date:
Vesting Schedule:

CBAK Energy Technology, Inc.

2023 EQUITY INCENTIVE PLAN

RESTRICTED SHARE AWARD AGREEMENT

This RESTRICTED SHARE AWARD AGREEMENT (the “Agreement”), dated as of the Agreement Date specified on the attached Notice of Restricted Share Award (the “Notice”) is made by and between CBAK ENERGY TECHNOLOGY, INC., a Nevada corporation (the “Company”), and the grantee named on the Notice (the “Grantee,” which term as used herein shall be deemed to include any successor to Grantee by will or by the laws of descent and distribution, unless the context shall otherwise require). Capitalized terms used but not otherwise defined in this Agreement have the meanings ascribed to them in the CBAK Energy Technology, Inc. 2023 Equity Incentive Plan (the “Plan,” which, along with the Notice, is expressly incorporated herein and made a part hereof).

BACKGROUND

Pursuant to the Plan, the Company, acting through the Administrator, approved the issuance to Grantee, effective as of the date set forth on the Notice, of an award of the number of Restricted Shares (“Restricted Shares”) as set forth on the Notice, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties agree as follows:

1. Grant and Purchase of Restricted Shares. The Company hereby grants to Grantee, and Grantee hereby accepts and purchases, the number of Restricted Shares set forth in the Notice.

2. Shareholder Rights.

(a) Voting Rights. Until such time as all or any part of the Restricted Shares are forfeited to the Company under this Agreement, if ever, Grantee (or any successor in interest) has the rights of a shareholder, including voting rights, with respect to the Restricted Shares subject, however, to the transfer restrictions or any other restrictions set forth in the Plan.

(b) Dividends and Other Distributions. Subject to the terms of the Plan and this Agreement, Grantee holding Restricted Shares is entitled to all regular cash dividends or other distributions paid with respect to all Restricted Shares while they are so held. If any such dividends or distributions are paid in Restricted Shares, such Restricted Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

3. Vesting of Restricted Shares.

(a) The Restricted Shares are restricted and subject to forfeiture until vested. The Restricted Shares which have vested and are no longer subject to forfeiture are referred to as “Vested Shares.” All Restricted Shares which have not become Vested Shares are referred to as “Nonvested Shares.”

(b) The Restricted Shares will be scheduled to vest and become nonforfeitable in accordance with the vesting schedule contained in the Notice. In the event of a Change in Control, the Administrator, pursuant to the Plan, may accelerate the time at which all or any portion of Grantee’s Restricted Shares will be scheduled to vest.

(c)  Definitions. Terms used in Section 5 hereof have the following meanings:

(i) “Cause” has the meaning ascribed to such term or words of similar import in Grantee’s written employment or service contract with the Company or its Affiliate and, in the absence of such agreement or definition, means Grantee’s (i) conviction of, or plea of nolo contendere to, a felony or any other crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company or any of its Affiliates, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with Grantee’s duties or willful failure to perform Grantee’s responsibilities in the best interests of the Company or any of its Affiliates; (v) illegal use or distribution of drugs; (vi) violation of any rule, regulation, procedure or policy of the Company or any of its Affiliates; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by Grantee for the benefit of the Company or any of its Affiliates, all as determined by the board of directors of the Company or its Affiliate (as the case may be), which determination will be conclusive.

(ii) “Retirement” means Grantee’s retirement from Company employ as determined in accordance with the policies of the Company or its Affiliates in good faith by the Board of Directors of the Company, which determination will be final and binding on all parties concerned.

4. Restrictions on Nonvested Shares. Nonvested Shares may not be sold, transferred, assigned, pledged, or otherwise disposed of, directly or indirectly, whether by operation of law or otherwise. The restrictions set forth in this Section 4 will terminate upon a Change of Control.

5. Forfeiture of Nonvested Shares. Except as otherwise provided herein, if Grantee’s Service ceases for any reason other than Grantee’s (a) death, (b) disability, (c) Retirement, or (d) termination by the Company without Cause, any Nonvested Shares will be forfeited to the Company, subject to the re-payment by the Company at the lesser of (1) the original purchase price paid by the Grantee pursuant to this Agreement or (2) the Shares’ Fair Market Value on the date of repurchase. However, the Administrator may cause any Nonvested Shares immediately to vest and become nonforfeitable in its sole discretion.

(a) Legend. Each certificate evidencing Restricted Shares granted pursuant to the Notice may bear a legend substantially as follows:

“The sale or other transfer of the shares EVIDENCed by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the CBAK ENERGY TECHNOLOGY, INC. 2023 EQUITY INCENTIVE PLAN and in a Restricted SHARE AWARD Agreement. A copy of such Plan and such Agreement may be obtained from CBAK ENERGY TECHNOLOGY, INC.”

(b) Escrow of Nonvested Shares. The Company has the right to retain the certificates evidencing Nonvested Shares in the Company’s possession until such time as all restrictions applicable to such Shares have been satisfied.

(c) Removal of Restrictions. The Grantee is entitled to have the legend removed from certificates evidencing Vested Shares.

6. Recapitalizations, Exchanges, Mergers, Etc. The provisions of this Agreement apply to the full extent set forth herein with respect to any and all shares of the Company or successor of the Company which may be issued in respect of, in exchange for, or in substitution for the Restricted Shares by reason of any share dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise which does not terminate this Agreement. Except as otherwise provided herein, this Agreement is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

7. Grantee Representations.

Grantee represents to the Company the following:

(a) Acknowledgement of Terms. Grantee acknowledges that Grantee has received, read and understood the Plan and this Agreement and agrees to abide by and be bound by their terms and conditions.

(b) Restrictions on Transfer. If, at the time of grant of the Restricted Shares, there does not exist a registration statement under the US Securities Act of 1933, as amended (the “Act”), which registration statement shall have become effective and is current with respect to the Restricted Shares, Grantee acknowledges that the Restricted Shares to be issued to Grantee must be held indefinitely unless subsequently registered and qualified under the Act, or unless an exemption from registration and qualification is otherwise available. Grantee hereby covenants and agrees with the Company that (i) Grantee is purchasing the Restricted Shares for Grantee’s own account and not with a view to the resale or distribution thereof, (ii) at no time was Grantee presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and issue of the Restricted Shares, (iii) at the time Grantee was offered the Restricted Shares, it was, and as of the date hereof it is, an Accredited Investor, as such term is defined in Rule 501(a) of Regulation D promulgated under the Act, and has initialed the category of Accredited Investor applicable to Grantee on the Grantee Questionnaire presented to Grantee; provided that if a Purchaser is not a U.S. domestic Person, such Purchaser shall initial the category for foreign persons on the Grantee Questionnaire. Grantee is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not affiliated with any broker-dealer registered under Section 15 of the Exchange Act; (iv) any subsequent offer for sale or sale of any such Restricted Shares shall be made either pursuant to either (x) a registration statement under that Act, which registration statement shall have become effective and shall be current with respect to the Restricted Shares being offered and sold, or (y) an exemption from the registration statement requirements of that Act, including the provisions of Regulation S promulgated under the Act (“Regulation S”), provided that Grantee is not a U.S. person (as defined in Regulation S) and is not acquiring the Restricted Shares for the account or benefit of a U.S. person, will resell the Restricted Shares only in accordance with the provisions of Regulation S and will not engage in any hedging transactions with regard to the Restricted Shares unless in compliance with the Act, but in claiming the exemption in (y), Grantee shall, prior to any offer for sale or sale of such Restricted Shares, obtain a favorable written opinion from counsel for or reasonably approved by the Company as to the applicability of such exemption, and (iii) the certificate evidencing such Restricted Shares shall bear an additional legend to the effect of the foregoing substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF OTHER THAN IN COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM THE REGISTRATION STATEMENT REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL (WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY) CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES TO THE EXTENT PERMITTED BY APPLICABLE FEDERAL AND STATE SECURITIES LAWS.”

Grantee understands that the Restricted Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Grantee’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Grantee set forth herein in order to determine the availability of such exemptions and the eligibility of the Grantee to acquire the Restricted Shares. All of the information which the Grantee has provided to the Company is true, correct and complete as of the date of this Agreement.

Grantee further acknowledges that the Restricted Shares may be subject to such restrictions, conditions or limitations as the Company determines appropriate as to the timing and manner of any resales by Grantee or other subsequent transfers by Grantee of any Restricted Shares, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Grantee, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(c) Relationship to the Company; Experience. Grantee hereby acknowledges that Grantee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Restricted Shares. Grantee hereby acknowledges and understands that the grant, vest, or receipt of the Restricted Shares may be subject to and limited by the Act, the Exchange Act (collectively, the “Securities Acts”), and other rules and regulations. Should the Company fail to register any grant, vest, or fail to issue the Restricted Shares to Grantee due to any restriction or limitation under the Securities Acts or such other rules and regulations, Grantee shall hold the Company, its Affiliates, or any of its or their officers and directors free from any liability for any of the foregoing failure.

(d) Grantee’s Liquidity. In reaching the decision to invest in the Restricted Shares, Grantee has carefully evaluated Grantee’s financial resources and investment position and the risks associated with this investment, and Grantee acknowledges that Grantee is able to bear the economic risks of the investment. Grantee (i) has adequate means of providing for Grantee’s current needs and possible personal contingencies, (ii) has no need for liquidity in Grantee’s investment, (iii) is able to bear the substantial economic risks of an investment in the Restricted Shares for an indefinite period and (iv) at the present time, can afford a complete loss of such investment. Grantee’s commitment to investments which are not readily marketable is not disproportionate to Grantee’s net worth and Grantee’s investment in the Restricted Shares will not cause Grantee’s overall commitment to become excessive.

(e) Access to Data. Grantee acknowledges that during the course of this transaction and before deciding to acquire the Restricted Shares, Grantee has been provided with financial and other written information about the Company. Grantee has been given the opportunity by the Company to obtain any information and ask questions concerning the Company, the Restricted Shares, and Grantee’s investment that Grantee felt necessary; and to the extent Grantee availed him or herself of that opportunity, Grantee has received satisfactory information and answers concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(f) Risks. Grantee acknowledges and understands that (i) an investment in the Company constitutes a high risk, (ii) the Restricted Shares are highly speculative, and (iii) there can be no assurance as to what investment return, if any, there may be. Grantee is aware that the Company may issue additional securities in the future which could result in the dilution of Grantee’s ownership interest in the Company.

(g) Valid Agreement. This Agreement when executed and delivered by Grantee will constitute a valid and legally binding obligation of Grantee which is enforceable in accordance with its terms.

(h) Residence. The address set forth on the Notice is Grantee’s current address and accurately sets forth Grantee’s place of residence.

(i) Tax Consequences. Grantee has reviewed with Grantee’s own tax advisors the national, federal, state, provincial and local and tax consequences of this investment and the transactions contemplated by this Agreement. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) is responsible for Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. Grantee understands that Section 83 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the purchase price for the Restricted Shares and the fair market value of the Restricted Shares as of the date any restrictions on the Restricted Shares lapse for U.S. Federal income tax purposes. Grantee understands that Grantee may elect to be taxed at the time the Restricted Shares are granted rather than when and as the restrictions lapse by filing an election under Section 83(b) of the Code with the U.S. Internal Revenue Service within 30 days from the Grant Date. The form for making this election is attached as Exhibit A hereto.

GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY ANY ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON GRANTEE’S BEHALF.

(j) If Grantee is subject to the laws of the People’s Republic of China (the “PRC”), Grantee hereby acknowledges that Grantee is aware of the relevant requirements under the laws of the PRC regarding overseas investment, including the requirements for approval and registration of overseas securities with competent authorities. Grantee is acquiring the Restricted Shares after obtaining requisite approval or registration from competent authorities of the PRC. Failure to obtain requisite approval or registration shall relieve the Company, and any Affiliate, of any liability in respect of the failure to issue the Restricted Shares. If the failure is revealed or occurs after the issuance of the Restricted Shares, the Company shall be entitled, at its sole discretion, to redeem or request Grantee to transfer the Restricted Shares to a transferee who is legally entitled to hold the Restricted Shares at a redemption price (if any) to be determined by the Administrator in its sole discretion. The Company and its Affiliates shall be relieved from any liability for any redemption or request for transfer made pursuant to the foregoing.

8. No Employment Contract Created. The issuance of the Restricted Shares is not to be construed as granting to Grantee any right with respect to continuance of any Service with the Company or any of its Affiliates. The right of the Company or any of its Affiliates to terminate at will Grantee’s Service at any time (whether by dismissal, discharge or otherwise), with or without Cause, is specifically reserved, subject to any other written employment or other agreement to which the Company and Grantee may be a party.

9. Tax Withholding. The Company has the power and the right to deduct or withhold, or require Grantee to remit to the Company, an amount sufficient to satisfy national, federal, state, provincial and local taxes (including income and employment taxes) required by Applicable Laws to be withheld with respect to the grant and vesting of the Restricted Shares.

10. Interpretation. The Restricted Shares are being issued pursuant to the terms of the Plan, and are to be interpreted in accordance therewith. The Administrator will interpret and construe this Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator will be final and binding on the Company and Grantee.

11. Notices. All notices or other communications which are required or permitted hereunder will be in writing and sufficient if (i) personally delivered or sent by telecopy, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

(a) if to Grantee, to the address (or telecopy number) set forth on the Notice; and

(b) if to the Company, to its principal executive office as specified in any report filed by the Company with the Securities and Exchange Commission or to such address as the Company may have specified to Grantee in writing, Attention: Corporate Secretary;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication will be deemed to have been given (i) when delivered, if personally delivered, or when telecopied, if telecopied with confirmation of transmission by the transmission equipment, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

12. Specific Performance. Grantee expressly agrees that the Company will be irreparably damaged if the provisions of this Agreement and the Plan are not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement or the Plan by Grantee, the Company will, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or decree for specific performance, in accordance with the provisions hereof and thereof. The Administrator has the power to determine what constitutes a breach or threatened breach of this Agreement or the Plan. Any such determinations will be final and conclusive and binding upon Grantee.

13. No Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

14. Grantee Undertaking. Grantee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on Grantee pursuant to the express provisions of this Agreement.

15. Modification of Rights. The rights of Grantee are subject to modification and termination in certain events as provided in this Agreement and the Plan.

16. Governing Law. This Agreement is governed by, and construed in accordance with, the laws of the State of Nevada, without regard to the principles of conflicts of law thereof.

17. Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument. Facsimile execution and delivery of this Agreement or electronic transmission of signatures in portable document format (pdf) is legal, valid and binding execution and delivery for all purposes.

18. Entire Agreement. This Agreement (including the Notice) and the Plan, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

19. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

20. WAIVER OF JURY TRIAL. GRANTEE HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Share Award Agreement as of the date first written above.

CBAK ENERGY TECHNOLOGY, INC.

By:
Name:
Title:

GRANTEE

Name:

SPOUSE’S CONSENT TO AGREEMENT

(Required where Grantee resides in a community property jurisdiction)

I acknowledge that I have read the Agreement and the Plan and that I know and understand the contents of both. I am aware that my spouse has agreed therein to the imposition of certain forfeiture provisions and restrictions on transferability with respect to the Restricted Shares that are the subject of the Agreement, including with respect to my community interest therein, if any, on the occurrence of certain events described in the Agreement. I hereby consent to and approve of the provisions of the Agreement, and agree that I will abide by the Agreement and bequeath any interest in the Restricted Shares which represents a community interest of mine to my spouse or to a trust subject to my spouse’s control or for my spouse’s benefit or the benefit of our children if I predecease my spouse.

Dated:
Signature

Print Name

Exhibit A

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Sections 55 and 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below.

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

	TAXPAYER:	SPOUSE:
NAME:
ADDRESS:
IDENTIFICATION NO.:
TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: ____ shares of common stock (the “Shares”) of CBAK Energy Technology, Inc. (the “Company”).

3.	The date on which the property was transferred is:___________________ ,______.

4.	The property is subject to the following restrictions:

The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: US$_________________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:, ______________________, _____	_____________________________________
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:, ______________________, _____	_____________________________________
Spouse of Taxpayer